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                                                             Exhibit 3.20


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held either within or without the State of New York, at such place and on such date and time as the Board of Directors may designate from time to time in the call of the meeting or in a waiver of notice thereof, on such date as the Board of Directors shall fix by resolution in each year beginning with the year 1998 for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

         Section 2. Special Meetings. Special Meetings of the shareholders may be called by the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of at least thirty-five percent (35%) of the shares of stock of the Corporation, issued and outstanding and entitled to vote, at such times and at such place either within or without the State of New York as may be stated in the call or in a waiver of notice thereof.

         Section 3. Notice of Meetings. Notice of the time, place and purpose of every meeting of shareholders shall be delivered personally or mailed not less than ten days nor more than sixty days previous thereto to each shareholder of record entitled to vote, at such shareholder's post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him or her to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws. Any meeting may be held without notice if all shareholders entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present.

         Section 4. Quorum. At any Meeting of the Shareholders, the holders of a majority of the shares of stock issued and entitled to vote, represented in person or by proxy, shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.


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         Section 5. Organization of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if there be one, or if the Chairman of the Board is not present by the President, or if the President is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary of the Corporation's absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

         Section 6. Voting. At each meeting of shareholders, except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of shares entitled to vote shall be entitled to one vote in person or by proxy for each share of such shares standing in his or her name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the shareholder or by such shareholder's duly authorized attorney.

         At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the shareholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the shareholders for their consideration at a meeting, any shareholder entitled to vote may, on any question, demand a vote by ballot.

         A complete list of the shareholders entitled to vote at each such meeting, with the address of each, and the number of shares registered in the name of each shareholder, shall be prepared by the Secretary and be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting, and may be inspected by any shareholder who is present.

         Section 7. Inspectors of Election. The Board of Directors in advance of any meeting of shareholders may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any shareholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his or her ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote

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is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by all of the holders of record of shares of the Corporation, issued and outstanding and entitled to vote thereon.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. Number, Quorum, Term, Vacancies, Removal. The number of directors constituting the entire Board of Directors of the Corporation shall not be less than three, except that where all of the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.

         The number of directors may be changed by amendment of these By-Laws, by action of the shareholders or the vote a majority of the entire Board of Directors, but no decrease in the number of directors shall shall shorten the term of any incumbent director.

         A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

         Each director shall hold office until the expiration of the term for which he or she was elected, and until his or her successor has been elected and qualified, unless sooner displaced.

         Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation, or otherwise, other than removal of a director with or without cause by a vote of the shareholders, it shall be filled by a majority of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the shareholders, and the person so chosen shall hold office until the next annual election and until a successor is duly elected and has qualified.

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         Any one or more of the directors of the Corporation may be removed either with or without cause at any time by a vote of the holders of record of at least a majority of the shares of the Corporation, issued and outstanding and entitled to vote, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the shareholders as provided in these By-Laws.

         Section 2. Meetings; Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of New York, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of two directors, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

         Section 3. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate from among its members one or more committees which shall consist of two or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

         Section 4. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or committee.

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         Section 5. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board. In addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

         Section 6. Conference Telephone Meetings. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section 7. Powers. The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

         In addition to the powers and authorities by these ByLaws expressly conferred upon them, the Directors may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the Shareholders.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Titles and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders, shall be a President, a Treasurer and/or a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

         Section 2. Terms of Office. Officers shall hold office until their successors are chosen and qualify.

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         Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

         Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

         Section 6. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders, and the Chairman shall have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors.

         Section 7. President. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the shareholders. The President shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; the President shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

         Section 8. Vice Presidents. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President shall direct.


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         Section 9. Secretary. The Secretary shall attend all sessions of the
Board and all meetings of the shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the share records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

         Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

         Section 11. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                   ARTICLE IV

                                 INDEMNIFICATION

         Section 1. Nature of Indemnity. Subject to the provisions of Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"):

         A. The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the

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Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. This limitation prohibits indemnification only to the extent that indemnification is prohibited by Section 721 of the BCL, or any successor provision.

         B. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonable believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was lawful.

         C. The Corporation shall also indemnify any person made, or threatened to be made, a party to an action by or in the right of Company to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys, fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, provided that no indemnification may be made to or on behalf of any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. This limitation prohibits indemnification only to the extent that indemnification is prohibited by Section 721 of the BCL, or any successor provision; except that no indemnification shall be made in respect of
(1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be

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liable to the Corporation, unless an only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         D. For the purpose of this Article IV, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involved services by, such person to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

         Section 2. Successful Defense. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of this Article IV shall be entitled to indemnification as authorized in Section 1.

         Section 3. Determining that Indemnification is Proper. Except as provided in Section 2 of this Article IV, any indemnification under Section 1 of this Article IV, unless ordered by a court, shall be made by the Corporation, only if authorized in a specific case:

                  (1) by the Board of Directors, acting by a quorum consisting of directors who are not parties to such action or proceeding, upon a finding that the director or officer has met the standard of conduct set forth in Section 1 of this Article IV,

                  (2) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

                           (A) by the Board of Directors upon the opinion in
                  writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in Section 1 has been met by such director or officer, or

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                           (B) by the shareholders upon a finding that the
                  director or officer has met the applicable standard of conduct set forth in Section 1.

         Section 4. Advance Payment of Expenses. Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a director or officer in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount or an appropriate portion thereof if it is ultimately found, under the procedure set forth in this Article IV, that he is not entitled to any indemnification or the indemnification to the full extent of the expenses advanced by the Corporation.

         Section 5. Survival; Preservation of Rights. The foregoing provisions for indemnification and advancement of expenses shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the BCL are in effect and any repeal of modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

         The indemnification and advancement of expenses provided by this
Article IV shall not be deemed exclusive of any other rights to which those indemnified may be entitled, whether contained in the Certificate of Incorporation of the Corporation or the ByLaws or, when authorized by the Certificate of Incorporation of these By-Laws, (i) a resolution of shareholders,
(ii) a resolution of directors, or (iii) an agreement providing for such indemnification. The Corporation may entered into an agreement with any of its directors, officers, employees or agents providing for indemnification and advance of expenses, including attorneys' fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article IV; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         Section 6. Severability. If this Article IV or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Corporation shall


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nevertheless indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

         Section 7. Subrogation. In the event of payment of indemnification to a person described in Section 1 of this Article IV, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

         Section 8. No Duplication of Payments. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a person described in Section 1 of this Article IV to the extent such person has otherwise received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise indemnifiable under the ByLaws of the Corporation.

                                    ARTICLE V

                                 CAPITAL SHARES

         Section 1. Certificates. The shares of the Corporation shall be evidenced by certificates in such form as the Board of Directors may from time to time prescribe or shall be uncertificated shares. Certificates shall be signed by the Chairman or a vice-chairman of the Board of Directors or the President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or

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whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 2. Transfer. The shares of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

         Section 3. Record Dates. The Board of Directors may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any fights, or the date when any change, conversion or exchange of capital shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such fights, or to exercise the fights in respect of any such change, conversion or exchange of capital shares, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or fights or to exercise such fights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

         Section 4. Lost Certificates. In the event that any certificate of shares is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

                                   ARTICLE VI

                               CHECKS, NOTES, ETC.

         Section 1. Checks, Notes, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and

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other instruments for the payment of money, may be signed by the President, any
Vice President or the Treasurer and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 2. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

         Section 3. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of New York, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board of Directors and committees, and the shares book, containing the names and addresses of the shareholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of shares shall be registered, and such other books and records as the Board of Directors may from time to time determine.

         Section 4. Voting of Shares. Unless otherwise specifically authorized by the Board of Directors, all shares owned by the Corporation, other than shares of the Corporation, shall be voted, in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation.

         Section 5. Principal office. The principal office of the Corporation shall be located at 345 Park Avenue South, New York, New York 10010. The Corporation may have such other offices and places of business, within or without the State of New York, as the Board of Directors may, from time to time, determine or the business of the Corporation may require.

                                  ARTICLE VIII

                                   AMENDMENTS

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         Section 1. Amendments. These By-Laws may be amended at any
Shareholders' Meeting by vote of the Shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding shares having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such Meeting.

         The Board of Directors may also amend these By-Laws at any Regular or Special Meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the Shareholders.


                                      -14-